UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2013

KBS REAL ESTATE INVESTMENT TRUST, INC.
(Exact Name of Registrant as Specified in Its Charter)
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Maryland	000-52606	20-2985918
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	I.R.S. Employer Identification No.

620 Newport Center Drive, Suite 1300
Newport Beach, California 92660
(Address of principal executive offices)

Registrant’s telephone number, including area code: (949) 417-6500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS
Distribution Policy
KBS Real Estate Investment Trust, Inc. (the “Company”) currently expects to announce an updated estimated value per share of the Company’s common stock in December 2013. Prior to or concurrent with this announcement, the Company expects to declare a special cash distribution to all shareholders.
The amount of the distribution will take into account the cash on hand in December which will reflect refinancings, the repayment of certain of the Company’s debt obligations, capital expenditures and other potential cash needs through the remainder of 2013, as well as the proceeds from any asset sales that may occur during the balance of the year. Prospectively, the Company intends to maintain adequate cash reserves for liquidity, capital expenditures, debt repayments, future share redemptions and other future capital needs. The Company does not anticipate making any new investments in real estate.
The Company expects that this special distribution will constitute a return of a portion of the stockholders’ invested capital for federal income tax purposes. Such distribution will also reduce the Company’s estimated value per share and this reduction will be reflected in the Company’s December 2013 updated estimated value per share. Additionally, the Company currently expects to make a determination regarding special distributions concurrent with its future announcements of the estimated value per share of its common stock. The Company expects that these special distributions will also constitute a return of a portion of the stockholders’ invested capital for federal income tax purposes and that such distributions will also reduce the Company’s estimated value per share.
Forward-Looking Statements
The foregoing includes forward-looking statements under federal securities laws. These statements include statements regarding the intent, belief or current expectations of the Company and members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should” or similar expressions. Further, forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law. Though the Company currently intends to declare distributions in December 2013 and annually thereafter, the Company can give no assurance in this regard. The Company’s ability to declare distributions in December 2013 and annually thereafter depends upon future economic, competitive and market conditions; the Company’s ability to sell properties at the times and at the prices the Company expects; the Company’s ability to maintain occupancy levels and lease rates at its properties; the Company’s ability to successfully negotiate modifications, extensions or refinancings of its debt obligations; the borrowers under the Company’s loan investments continuing to make required payments under the investments; the ability of certain borrowers to maintain occupancy levels and lease rates at the properties securing the Company’s real estate-related investments; the Company’s ability to successfully operate and sell the properties transferred to it under the Settlement Agreement given current economic conditions and the concentration of the GKK properties in the financial services sector; the significant debt obligations the Company has assumed with respect to such properties; the advisor’s limited experience operating and selling bank branch properties; and other risks identified in Part I, Item IA of the Company’s annual report on Form 10-K filed with the SEC. Actual results may differ materially from those contemplated by such forward-looking statements.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KBS REAL ESTATE INVESTMENT TRUST, INC.

Dated: June 17, 2013	BY:	/s/ David E. Snyder
David E. Snyder
Chief Financial Officer